FORM OF
                          SUB-ADMINISTRATION AGREEMENT


     AGREEMENT made this 3rd day of January, 2005, between MORGAN KEEGAN & COMPANY, INC. (the "Company"), a Tennessee corporation, and BISYS Fund Services Ohio, Inc. ("BISYS"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

     WHEREAS, the Company is the administrator for Regions Morgan Keegan Select Funds (the "Fund Company") and desires that BISYS perform certain administration services for certain investment portfolios of the Fund Company, listed on Schedule A, (the "Funds");

     WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement; and

     WHEREAS, BISYS and the Company wish to enter into an Agreement in order to set forth the terms under which BISYS will perform the administration services set forth herein for the Funds as sub-administrator.

     NOW, THEREFORE, in consideration of the covenants hereinafter contained, Company and BISYS hereby agree as follows:

     1.   RETENTION OF BISYS
          ------------------

     The Company hereby retains BISYS to act as the sub-administrator of the Funds and to furnish the Funds with the management and administrative services as set forth in Section 2 below. BISYS hereby accepts such appointment to perform the duties set forth below.

     BISYS shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Company, the Fund Company or the Funds in any way and shall not be deemed an agent of the Company, the Fund Company or the Funds.

     2.   ADMINISTRATIVE SERVICES
          -----------------------

     BISYS shall perform or supervise the performance by others of administrative services in connection with the operations of the Funds, and, on behalf of the Company and the Funds, shall investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Funds' operations. BISYS shall provide the Company and the Board of Trustees of the Fund Company (hereafter referred to as the "Board") with such reports regarding investment performance as it may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

     BISYS shall provide the Funds with all necessary office space, equipment, personnel, compensation and facilities (including facilities for shareholders' and Board meetings) for handling the affairs of the Funds and such other

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services as BISYS shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board, BISYS shall make reports to the Board concerning the performance of its obligations hereunder.

     Without limiting the generality of the foregoing, BISYS shall:

     (a) calculate contractual Fund expenses and control all disbursements for the Funds, and as appropriate, compute the Funds' yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

     (b) provide information and assistance to counsel to the Fund Company in preparing (i) the annual update to the Fund Company's registration statement on Form N-1A as it relates to the Funds, (ii) other amendments to the Fund Company's registration statement and supplements to its Prospectus and Statement of Additional Information as they relate to the Funds, and (iii) Notices of Annual or Special Meetings of shareholders of the Funds and proxy materials relating thereto, and file any of the foregoing with the Securities and Exchange Commission (the "SEC") upon the request of the Company or counsel to the Fund Company;

     (c) provide information in BISYS's possession for the annual report to Shareholders and the semi-annual report for each of the Funds;

     (d) supervise the Funds' transfer agent with respect to the payment of dividends and other distributions to shareholders;

     (e)  calculate performance data of the Funds for dissemination to up to six
(6) information services covering the investment company industry;

     (f) assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

     (g) advise the Company and the Board on matters concerning the Funds and their affairs;

     (h) furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Company and BISYS shall determine desirable.

     (i) assist in developing portfolio compliance procedures for each Fund, and provide compliance monitoring services incorporating certain of those procedures, which will include, among other matters, compliance with each Fund's investment objective, defined investment policies, restrictions, and tax diversification, distribution and income requirements, all as are determinable based upon the Fund's accounting records;

     (j) provide assistance and guidance to the Company and the Fund Company with respect to matters governed by or related to regulatory requirements and developments including monitoring regulatory and legislative developments which may effect the Funds, and assisting in strategic planning in response thereto; assisting the Company, the Fund Company and the Funds in responding to and providing documents for routine regulatory examinations or investigations; and

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working  closely with counsel to the Company and the Fund Company in response to such routine or non-routine regulatory matter; and

     (k) assist the Company and the Fund Company in preparing for and administering Board meetings by preparing the relevant sections of the Board materials pertaining to the responsibilities of BISYS and performing such other Board meeting functions as agreed by the parties.

     (l) To assist the Fund Company in connection with its obligations under Sections 302 and 906 of the Sarbanes Oxley Act of 2002 and Rule 30a-2 under the 1940 Act (collectively, with such other related regulatory provisions applicable to the Fund Company, "Sarbanes-Oxley"), BISYS will internally establish and maintain controls and procedures ("BISYS internal controls") designed to ensure that information recorded, processed, summarized, or reported by BISYS and its affiliates on behalf of the Funds and included in financial information certified as required by certain Fund Company officers ("Certifying Officers") on Form N-CSR ("Reports") is (a) recorded, processed, summarized, and reported by BISYS within the time periods specified in the Commission's rules and forms and the corresponding disclosure controls and procedures of the Funds ("Fund DCPs"), and (b) accumulated and communicated to the relevant Certifying Officers consistent with the Fund DCPs.

     If requested by Certifying Officers, BISYS will provide a sub-certification consistent with the requirements of Sarbanes-Oxley pertaining to BISYS's services with respect to any fiscal period during which BISYS serves or served as financial administrator. In rendering such sub-certifications concerning Fund Reports, BISYS may (a) limit its representations to information prepared, processed and reported by BISYS; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Funds, including any other service providers to the Funds (other than BISYS and its affiliates) and compliance by such officers and agents with the Fund DCPs, including but not limited to, each Fund's investment adviser(s) and custodian; and (c) assume that the Fund Company has selected the appropriate accounting policies for the Funds.

     (m) BISYS shall perform such other services for the Funds that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Funds; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Company will pay such fees as may be mutually agreed upon, including BISYS's out-of-pocket expenses.

     3.   ALLOCATION OF CHARGES AND EXPENSES
          ----------------------------------

     (a) BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of Trustees of the Fund Company who are affiliated persons of BISYS or any affiliated corporation of BISYS; provided, however, that unless otherwise specifically provided, BISYS shall not be obligated to pay the compensation of any employee of the Company or the Fund Company retained by the Company or the Board to perform services on behalf of the Fund Company or the Funds.

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     (b)  The  Company  assumes  and  shall  pay or cause  to be paid all  other expenses of the Company, the Fund Company and the Funds not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting),
printing  and  mailing   reports,   prospectuses,   statements   of   additional
information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of BISYS or any affiliated corporation of BISYS (fees for other "interested Trustees" may be paid by
parties  other  than  the  Company),   insurance,   interest,  brokerage  costs,
litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers.

     4.   COMPENSATION OF BISYS
          ---------------------

     (a) For the services to be rendered, the facilities furnished and the expenses assumed by BISYS pursuant to this Agreement, the Company shall pay monthly to BISYS compensation at an annual rate of 0.06% (6 basis points) of the average daily net assets of the Funds. In addition to the foregoing, the Company shall also reimburse BISYS for all of its reasonable out-of-pocket expenses, including, but not limited to, travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at (i) Board meetings and
(ii) any other meetings for which such attendance is requested or agreed upon by the parties.

     If this Agreement becomes effective subsequent to the first day of a month or terminates in accordance with its terms before the last day of a month, BISYS's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of BISYS's compensation for the preceding month shall be made promptly.

     (b) All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     5.   STANDARD OF CARE; UNCONTROLLABLE EVENTS; LIMITATION OF LIABILITY
          ----------------------------------------------------------------

     BISYS shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to the Company, the Fund Company or any Fund for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

     BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon the Company's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the
foregoing  or  any  other  provision  of  this   Agreement,   BISYS  assumes  no

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responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, acts of terrorism, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or other events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     6.   ACTIVITIES OF BISYS
          -------------------

     The services of BISYS rendered hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, directors, officers, employees and shareholders of the Company or the Fund Company are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Company or the Fund Company, and that BISYS may be or become interested in the Fund Company as a Shareholder or otherwise.

     7.   DURATION OF THIS AGREEMENT
          --------------------------

     (a) This Agreement shall become effective as of the date first set forth above and shall continue in effect until November 30, 2007 (the "Initial Term"). After the Initial Term, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a notice of non-renewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause. Written notice of non-renewal must be provided at least one hundred and eighty (180) days prior to the end of the Initial Term or any Rollover Period, as the case may be.

     For purposes of this Agreement, "cause" shall mean (i) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (ii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iii) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from

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time to time is in effect,  or any applicable  law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors. BISYS shall not terminate this Agreement pursuant to clause (i) of this paragraph based solely upon the Company's failure to pay an amount to BISYS which is the subject of a good faith dispute, if (x) the Company is attempting in good faith to resolve such dispute with as much expediency as may be possible under the circumstances, and (y) the Company continues to perform its obligations hereunder in all other material respects (including paying all fees and expenses not subject to reasonable dispute hereunder).

     (b) Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement with the consent of the Company, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Company, in addition to the fees and disbursements provided by Section 4 hereof, the amount of all of BISYS's cash disbursements in connection with BISYS's activities in effecting such termination, including without limitation, the delivery to the Company and/or the Fund Company's distributor or investment adviser and/or other parties of the Fund Company's property, records, instruments and documents.

     (c) If, for any reason other than (i) non-renewal, (ii) mutual agreement of the parties or (iii) "cause" for termination of BISYS hereunder, BISYS's services are terminated hereunder, BISYS is replaced as sub-administrator, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-Agent appointed as provided in Section 8 hereof), then the Company shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance that would be due BISYS for its services hereunder during (x) the next twelve (12) months or (y) if less than twelve (12), the number of months remaining in the then-current term of this Agreement, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by BISYS for each month shall be based upon the average net asset values of the Funds and fees payable to BISYS monthly during the twelve (12) months prior to the date that services terminate, BISYS is replaced or a third party is added.

     The parties further acknowledge and agree that, in the event services are terminated, BISYS is replaced, or a third party is added, as set forth above,
(i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

     8.   ASSIGNMENT
          ----------

     This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that BISYS may, at its expense and with the advance approval of the Board, subcontract with any entity or person concerning the provision of administration services contemplated

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hereunder (a "Sub-Agent").  BISYS shall not, however,  be relieved of any of its obligations under this Agreement by the appointment of any Sub-Agent or other subcontractor and BISYS shall be responsible, to the extent provided in Section 5 hereof, for all acts of any Sub-Agent as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     9.   INDEMNIFICATION
          ---------------

     The Company agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses (including reasonable investigation expenses) of every nature and character (collectively, "Losses") arising out of or in any way relating to BISYS's actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by the Company, the Fund Company, the investment adviser, fund accountant, transfer agent or custodian thereof; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties.

     BISYS shall indemnify, defend, and hold the Company harmless from and against any and all Losses resulting directly and proximately from BISYS's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

     The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited, provided that any such advanced expenses shall be reimbursed by the indemnified party if an ultimate determination is made that indemnification is not merited under the circumstances. If in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

     The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the

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indemnified  party shall bear the fees and  expenses of any  additional  counsel retained by it. An indemnifying party shall not effect any settlement without the consent of the indemnified party (which shall not be withheld or delayed unreasonably by the indemnified party) unless such settlement imposes no liability, responsibility or other obligation upon the indemnified party and relieves it of all fault. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     10.  CERTAIN RECORDS
          ---------------

     BISYS shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by BISYS on behalf of the Company or the Fund Company shall be prepared and maintained at the expense of BISYS, but shall be the property of the Fund Company and will be surrendered promptly to the Company or the Fund Company on request, and made available for inspection by the Company or the Fund Company or by the SEC at reasonable times.

     BISYS may at its option at any time, and shall promptly upon the Company or the Fund Company's demand, turn over to the Company or the Fund Company and cease to retain BISYS's files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over, such documents and records shall be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents shall be turned over to the Company or the Fund Company unless the Company or the Fund Company authorizes in writing the destruction of such records and documents.

     In case of any request or demand for the inspection of such records by another party, BISYS shall notify the Company and follow the Company or the Fund Company's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records in any case where (i) disclosure is required by law, (ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or (iv) BISYS is requested to make a disclosure by the Company or the Fund Company. BISYS shall provide the Company with reasonable advance notice of disclosure pursuant to items (i) -
(iii) of the previous sentence, to the extent reasonably practicable.

     11.  INSURANCE
          ---------

     BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Company, BISYS shall provide evidence that coverage is in place. BISYS shall notify the Company should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. BISYS shall notify the Company of any material claims against it with respect to

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services  performed under this Agreement,  whether or not they may be covered by insurance, and shall notify the Company should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

     12.  LEGAL ADVICE; RELIANCE ON PROSPECTUS AND INSTRUCTIONS
          -----------------------------------------------------

     BISYS may apply to the Company at any time for instructions and may consult with counsel for the Fund Company and with accountants and other experts with respect to any matter arising in connection with BISYS's duties, and BISYS shall not be liable nor accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts. BISYS shall notify the Company at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS's responsibilities and duties pursuant to this Agreement. After so notifying the Company, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of the Company unless relating to a matter involving BISYS's willful misfeasance, bad faith, negligence or reckless disregard of BISYS's responsibilities and duties.

     As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Fund Company relating to the relevant Funds to the extent that such services are described therein, as well as the minutes of Board meetings (if applicable) and other records of the Fund Company unless BISYS receives written instructions to the contrary in a timely manner from the Company.

     Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Company or the Fund Company until receipt of written notice thereof from the Company or the Fund Company.

     13.  NOTICE
          ------

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Company, to 50 North Front Street, Memphis, Tennessee, 38103, Attn: Charles D. Maxwell; and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219; Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     14.  GOVERNING LAW
          -------------

     This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     15.  REPRESENTATIONS AND WARRANTIES
          ------------------------------

     The Company represents and warrants to BISYS that this Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     BISYS represents and warrants that: (a) the various procedures and systems which BISYS has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the blank checks, records, and other data of the Fund Company and BISYS's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are reasonably required for the secure performance of its obligations hereunder; and
(b) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties.

     EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

     16.  PRIVACY
          -------

     Nonpublic personal financial information relating to consumers or customers of the Fund Company provided by, or at the direction of the Company or the Fund Company to BISYS, or collected or retained by BISYS in the course of performing its duties shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of the Company or the Fund Company or as required or permitted by law. BISYS represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Fund Company. The Company represents to BISYS that it and the Fund Company have each adopted a Statement of their respective privacy policies and practices as required by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

     17.  MISCELLANEOUS
          -------------

     (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein. This Agreement shall not supersede or otherwise affect any provision of certain letter agreement between Morgan Asset Management, Inc., BISYS, and BISYS Fund Services Limited Partnership, dated October 18, 2004.

     (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

     (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. The parties hereto may amend such procedures as may be set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by an executive officer of the Company or the Fund Company (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Fund Company's Declaration of Trust, Bylaws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

     (e) The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                      MORGAN KEEGAN & COMPANY, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      BISYS FUND SERVICES OHIO, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE A


                        ADMINISTRATION AGREEMENT BETWEEN
                          MORGAN KEEGAN & COMPANY, INC.
                       AND BISYS FUND SERVICES OHIO, INC.

                              DATE: JANUARY 3, 2005

FUNDS
-----

Regions Morgan Keegan Select Treasury Money Market Fund

Regions Morgan Keegan Select Government Money Market Fund

                                     FORM OF
                    AMENDMENT TO SUB-ADMINISTRATION AGREEMENT


     AMENDMENT effective as of the 18th day of February, 2005 between REGIONS MORGAN KEEGAN SELECT FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237 and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a Delaware corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to the Sub-Administration Agreement, dated January 3, 2005, (the "Agreement"), under which BISYS performs certain administration services for certain investment portfolios of the Region Morgan Keegan Select Funds (the "Fund Company") (the "MK Funds"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreements.

     WHEREAS, BISYS and LEADER Mutual Funds ("LEADER") entered into an Administration Agreement dated April 1, 2004 (the "LEADER Agreement"), whereby BISYS agreed to perform administration services for LEADER, which has continued in effect through the date hereof;

     WHEREAS, certain investment portfolios of LEADER, listed on Schedule A, (the "LEADER Funds") are being transferred to the Fund Company as of the date hereof (the "Consolidation");

     WHEREAS, the Company desires that BISYS continue to perform certain administration services for the MK Funds and the LEADER Funds;

     WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants herein contained, the Company and BISYS hereby agree as follows:

     1.   ADDITION OF FUNDS.

     (a) The term "Funds" as used in the Agreement shall mean the LEADER Funds and the MK Funds, collectively. Schedule A to the Agreement is hereby deleted and replaced with the Schedule A attached hereto.

     (b) Section 4(a) of the Agreement is hereby deleted and replaced with the following:

     "(a) For the services to be rendered, the facilities furnished and the expenses assumed by BISYS pursuant to this Agreement, the Company shall pay monthly to BISYS compensation at an annual rate of (i) 0.105% (10.5 basis points) of the average daily net assets of the LEADER Funds, and (ii) 0.06% (6 basis points) of the average daily net assets of the MK Funds. In addition to the foregoing, the Company shall also reimburse BISYS for all of its reasonable out-of-pocket expenses, including, but not limited to, travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at (A) Board meetings and (B) any other meetings for which such attendance is requested or agreed upon by the parties."

     2.   TERM.  The  following  paragraph  is added as new Section  6(d) of the
Agreement:

     "(d) The parties acknowledge that the Fund Company intends to reorganize its investment portfolios, which may include merging certain Funds with one or more other investment portfolios, effective on or about June 1, 2005 (the
"Merger"), subject to shareholder approval. The parties agree that this Agreement may be amended or terminated upon the effective date of the Merger without application of the liquidated damages provision contained in Section 7(c) above provided the terms of that certain letter agreement between Morgan Asset Management, Inc., BISYS, and BISYS Fund Services Limited Partnership, dated October 18, 2004, (the "Morgan Letter Agreement") are fulfilled by such amendment or by execution of a replacement agreement in the event of termination."

     3.   MISCELLANEOUS

     (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreements or any provisions of the Agreements that directly cover or indirectly bear upon matters covered under this Amendment. This Agreement shall not supersede or otherwise affect any provisions of the Morgan Letter Agreement.

     (b) Each reference to the Agreement in such Agreement and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of each Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

     (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

     (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                      REGIONS MORGAN KEEGAN SELECT FUNDS


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      BISYS FUND SERVICES OHIO, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                               AMENDED SCHEDULE A


                        ADMINISTRATION AGREEMENT BETWEEN
                          MORGAN KEEGAN & COMPANY, INC.
                       AND BISYS FUND SERVICES OHIO, INC.

                             DATE: FEBRUARY 18, 2005

LEADER FUNDS
------------

FUND NAME BEFORE CONSOLIDATION        FUND NAME AFTER CONSOLIDATION
------------------------------        -----------------------------
LEADER Growth Equity Fund             Regions Morgan Keegan Select LEADER
                                      Growth Equity Fund

LEADER Growth & Income Fund           Regions Morgan Keegan Select LEADER
                                      Growth & Income Fund

LEADER Balanced Fund                  Regions Morgan Keegan Select LEADER
                                      Balanced Fund

LEADER Tax-Exempt Bond Fund           Regions Morgan Keegan Select LEADER
                                      Tax-Exempt Bond Fund

LEADER Intermediate Bond Fund         Regions Morgan Keegan Select LEADER
                                      Intermediate Bond Fund

LEADER Tax-Exempt Money Market Fund   Regions Morgan Keegan Select LEADER
                                      Tax-Exempt Money Market Fund

LEADER Money Market Fund              Regions Morgan Keegan Select LEADER
                                      Money Market Fund


MK FUNDS
--------

Regions Morgan Keegan Select Treasury Money Market Fund

Regions Morgan Keegan Select Government Money Market Fund